UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2024 (December 9, 2024)

CANTOR EQUITY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42250	98-1576482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	CEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on December 9, 2024, Carl A. Grimstad resigned from the board of directors (the “Board”) of Cantor Equity Partners, Inc. (the “Company”). Mr. Grimstad’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

(d) Appointment of Directors.

Effective December 9, 2024, the Board appointed Robert Hochberg as a member of the Board. Mr. Hochberg will serve as a Class I director. Additionally, effective December 9, 2024, the Board appointed Mr. Hochberg as a member and chairman of the audit committee of the Board (the “Audit Committee”) and a member of the compensation committee of the Board (the “Compensation Committee”). Mr. Hochberg replaces Mr. Grimstad as a member of the Board, the Audit Committee and the Compensation Committee.

Mr. Hochberg, age 62, is currently President and Chief Executive Officer of Numeric Computer Systems, Inc. (“Numeric”). Mr. Hochberg has served at Numeric as President since June 1984 and as Chief Executive Officer since November 1994. Numeric is a global software company with offices in New York, San Juan, Auckland, Jakarta and Sydney. Mr. Hochberg previously served as a director of CF Finance Acquisition Corp. from January 2020 until the consummation of its business combination with GCM Grosvenor, Inc. in November 2020, a director of CF Finance Acquisition Corp. II from August 2020 until consummation of its business combination with View, Inc. in March 2021, a director of CF Finance Acquisition Corp. III from November 2020 until consummation of its business combination with AEye, Inc. in August 2021, as a director of CF Acquisition Corp. VIII from March 2021 until consummation of its business combination with XBP Europe Holdings, Inc. in November 2023 and as a director of CF Acquisition Corp. IV from December 2021 to December 2023. Mr. Hochberg is a graduate of Vassar College, where he received a Bachelor of Arts in Economics. We believe that Mr. Hochberg is qualified to serve as a member of the Board due to his extensive experience in business management.

In connection with the appointment of Mr. Hochberg, the Board approved the compensation to be paid to Mr. Hochberg for serving as a member of the Board of $50,000 per year, paid quarterly.

There are no family relationships between Mr. Hochberg and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2024

CANTOR EQUITY PARTNERS, INC.

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chief Executive Officer

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